Exhibit 99.1
Samsara Reports Second Quarter Fiscal Year 2026 Financial Results
•Q2 revenue of $391.5 million, representing 30% year-over-year growth, 31% in constant currency
•Ending ARR of $1.640 billion, representing 30% year-over-year growth in actuals and in constant currency
•2,771 customers with ARR over $100,000, an increase from 2,120 one year ago
•Customers with ARR over $100,000 generated approximately $1 billion of ARR, representing 35% year-over-year growth
•Customers with ARR over $1,000,000 contributed more than 20% of ARR
SAN FRANCISCO, September 4, 2025 — Samsara Inc. (NYSE: IOT), the pioneer of the Connected Operations® Platform, reported financial results for the second quarter ended August 2, 2025, and released a shareholder letter accessible from the Samsara investor relations website at investors.samsara.com.
“Samsara had another strong quarter of durable and efficient growth, ending Q2 with $1.6 billion in ARR, a 30% increase year-over-year,” said Sanjit Biswas, CEO and co-founder of Samsara. “As the trusted partner to some of the world’s largest and most complex operations, we’re seeing firsthand how the rise of the AI-driven economy is amplifying demand for our platform. We are innovating at an unprecedented pace and are excited to deliver even greater impact for our customers who keep the global economy running.”
Second Quarter Fiscal Year 2026 Financial Highlights
(In millions, except percentage, percentage points, and per share data)

	Q2 FY2026	Q2 FY2025	Y/Y Change
Annual Recurring Revenue (ARR)	$1,640.1	$1,264.0	30%
ARR adjusted for constant currency (1)	$1,640.1	$1,264.0	30%
Total revenue	$391.5	$300.2	30%
Total revenue adjusted for constant currency (1)	$391.8	$300.2	31%
GAAP gross profit	$301.0	$226.8	$74.2
GAAP gross margin	77%	76%	1	pt
Non-GAAP gross profit	$305.7	$230.8	$74.9
Non-GAAP gross margin	78%	77%	1	pt
GAAP operating loss	$(26.6)	$(58.2)	$31.6
GAAP operating margin	(7%)	(19%)	13	pts
Non-GAAP operating income	$59.7	$17.6	$42.1
Non-GAAP operating margin	15%	6%	9	pts
GAAP net loss per share, basic and diluted	$(0.03)	$(0.09)	$0.06
Non-GAAP net income per share, basic and diluted	$0.12	$0.05	$0.07
Net cash provided by operating activities	$50.2	$18.1	$32.1
Net cash provided by operating activities margin	13%	6%	7	pts
Adjusted free cash flow	$44.2	$13.1	$31.1
Adjusted free cash flow margin	11%	4%	7	pts
__________
Note: Numbers are rounded for presentation purposes.

(1)ARR and revenue are adjusted for constant currency. See the section titled “Operating Metrics and Non-GAAP Financial Measures” for constant currency methodology.
We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles (“GAAP”). See the section titled “Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures and the tables in the section titled “Reconciliation Between GAAP and Non-GAAP Financial Measures” for a reconciliation of GAAP to non-GAAP financial measures.
Financial Outlook
Our guidance includes GAAP and non-GAAP financial measures. For the third quarter, fourth quarter, and fiscal year 2026, Samsara expects the following:

	Q3 FY2026 Outlook	Implied Q4 FY2026 Outlook	FY 2026 Outlook
Total revenue	$398 million – $400 million	$418 million – $420 million	$1.574 billion – $1.578 billion
Year/Year revenue growth	24%	21%	26%
Year/Year revenue growth in constant currency (1)	23% – 24%	20%	26%
Non-GAAP operating margin (2)	15%	15.5%	15%
Non-GAAP net income per share, diluted (2)	$0.11 – $0.12	$0.11 – $0.12	$0.45 – $0.47
__________
(1)Constant currency impact to revenue guidance is expected to be a $1M positive impact for Q3 FY26, a $3M positive impact for Q4 FY26, and a $0M positive impact for FY26. See the section titled “Operating Metrics and Non-GAAP Financial Measures” for constant currency methodology.
(2)Other than with respect to revenue growth adjusted for constant currency, a reconciliation of non-GAAP guidance financial measures to corresponding GAAP guidance financial measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty and potential variability of expenses, such as stock-based compensation expense-related charges, that may be incurred in the future and cannot be reasonably determined or predicted at this time. It is important to note that these factors could be material to our results of operations calculated in accordance with GAAP.
About Samsara
Samsara is the pioneer of the Connected Operations® Platform, which is an open platform that connects the people, devices, and systems of some of the world’s most complex operations, allowing them to develop actionable insights and improve their operations. With tens of thousands of customers across North America and Europe, Samsara is a proud technology partner to the people who keep our global economy running, including the world’s leading organizations across industries in transportation, construction, wholesale and retail trade, field services, logistics, manufacturing, utilities and energy, government, healthcare and education, food and beverage, and others. The company’s mission is to increase the safety, efficiency, and sustainability of the operations that power the global economy.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may relate to, but are not limited to, expectations of future operating results or financial performance, the calculation of certain of our key financial and operating metrics, our market opportunity, industry developments and trends, macroeconomic conditions, customer purchasing, adoption of and expected results from our Connected Operations Platform products, including cost savings and return on investment, our pace of product development and our technological capability, including AI, and our competitive position, as well as assumptions relating to the foregoing.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and could cause actual results and events to differ. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “may,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other comparable expressions that concern our expectations, strategies, plans, or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are based on information available at the time those statements are made, including information furnished to us by third parties that we have not independently verified, and/or management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.
These risks and uncertainties include our ability to retain customers and expand the use of our solution by our customers, our ability to attract new customers, our future financial performance, including trends in revenue and annual recurring revenue, net retention rate, costs of revenue, gross profit or gross margin, operating expenses, customer counts, non-GAAP financial measures (such as revenue adjusted for constant currency, year-over-year revenue growth adjusted for constant currency, non-GAAP gross margin, non-GAAP operating margin, free cash flow and free cash flow margin, and adjusted free cash flow and adjusted free cash flow margin), our ability to achieve or maintain profitability, the demand for our products or for solutions for connected operations in general, the impact of the Russia-Ukraine conflict, geopolitical tensions involving China, the conflict in the Middle East, the emergence of public health crises, and similar macroeconomic events, including financial distress caused by bank failures, the impact of recent political elections in the United States and abroad, global supply chain challenges, foreign currency fluctuations, elevated inflation and interest rates, and changes to monetary, fiscal, and trade (including tariff) policies, on our and our customers’ and partners’ respective businesses, the length of our sales cycles, possible harm caused by a security breach or other incident affecting our or our customers’ assets or data, our ability to compete successfully in competitive markets, our ability to respond to rapid technological changes, and our ability to continue to innovate and develop new Applications. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings and reports that we may file from time to time with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.
Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.
Use of Non-GAAP Financial Measures
This document includes certain non-GAAP financial measures. Reconciliations of non-GAAP financial measures to our financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data.
Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented under GAAP. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under GAAP. For example, other companies in our industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. In addition, free cash flow and adjusted free cash flow do not reflect our future contractual commitments or the total increase or decrease of our cash balance for a given period. These and other limitations could reduce the usefulness of these non-GAAP financial measures as analytical tools. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and to not rely on any single financial measure to evaluate our business.
We present these non-GAAP financial measures to assist investors in seeing Samsara’s operating results through the eyes of management and because we believe that these measures provide an additional tool for investors to evaluate our business.

Expenses Excluded from Non-GAAP Performance Financial Measures—Stock-based compensation expense-related charges include the amortization of deferred stock-based compensation expense for capitalized software and employer taxes on employee equity transactions. Stock-based compensation expense is a non-cash expense and is dependent on our stock price, which is beyond our control. Accordingly, we find it useful to exclude stock-based compensation expense in order to better understand our ongoing operational performance. Employer taxes on employee equity transactions, which are a cash expense, are excluded because such taxes are directly tied to the timing and size of employee equity transactions and the future fair market value of our common stock, which may vary from period to period independent of the operating performance of our business.
Lease modification, impairment, and related charges, and legal settlements are excluded because management believes that such charges are not reflective of our ongoing operational performance.
Operating Metrics and Non-GAAP Financial Measures
Annual Recurring Revenue (ARR)—We define ARR as the annualized value of subscription contracts that have commenced revenue recognition as of the measurement date.
Constant currency—Constant currency is a methodology for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current period results for customer contracts denominated in currencies other than U.S. dollars are converted into U.S. dollars using the average currency exchange rates in effect during the comparative period, rather than the actual currency exchange rates in effect during the current period. For ARR, customer contracts denominated in currencies other than U.S. dollars are translated into U.S. dollars based on the currency exchange rate as of the day of the effective date of the contract. For guidance, currency impact on total revenue growth is derived by applying the average currency exchange rates in effect during the comparative period, rather than the currency exchange rates for the guidance period.
Customer—We define a customer as an entity, or group of affiliated entities with a shared parent organization, that has ARR of greater than $1,000 at the end of a reporting period. Determinations regarding the relationship between customer entities are primarily based on publicly available information and information supplied to us by our customers, and we have not independently verified the legal relationship between entities in all cases. Our customer count is subject to adjustments for acquisitions, spin-offs, segmentation by geography, and other market and commercial activity.
Non-GAAP Gross Profit and Non-GAAP Gross Margin—We define non-GAAP gross profit as gross profit excluding the effect of stock-based compensation expense-related charges included in cost of revenue. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of total revenue. We use non-GAAP gross profit and non-GAAP gross margin in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP gross profit and non-GAAP gross margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations.
Non-GAAP Operating Income (Loss) and Non-GAAP Operating Margin—We define non-GAAP operating income (loss) as operating income (loss) excluding the effect of stock-based compensation expense-related charges, lease modification, impairment, and related charges, and legal settlements. Non-GAAP operating margin is defined as non-GAAP operating income (loss) as a percentage of total revenue. We use non-GAAP operating income (loss) and non-GAAP operating margin in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP operating income (loss) and non-GAAP operating margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share—We define non-GAAP net income (loss) as net income (loss) excluding the effect of stock-based compensation expense-related charges, lease modification, impairment, and related charges, and legal settlements. Our non-GAAP net income (loss) per share–basic is calculated by dividing non-GAAP net income (loss) by the weighted-average number of shares of common stock outstanding during the period. Our non-GAAP net income per share–diluted is calculated by giving effect to all potentially dilutive common stock equivalents (stock options, restricted stock units, and shares issued under our 2021 Employee Stock Purchase Plan) to the extent they are dilutive. Non-GAAP net loss per share–diluted is the same as non-GAAP net loss per share–basic as the inclusion of all potential dilutive common stock equivalents would be antidilutive. We use non-GAAP net income (loss) and non-GAAP net income (loss) per share in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations.

Free Cash Flow and Free Cash Flow Margin—We define free cash flow as net cash provided by (used in) operating activities reduced by cash used for purchases of property and equipment. Free cash flow margin is calculated as free cash flow as a percentage of total revenue. We believe that free cash flow and free cash flow margin, even if negative, are useful in evaluating liquidity and provide information to management and investors about our ability to fund future operating needs and strategic initiatives.
Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin—We define adjusted free cash flow as free cash flow excluding the cash impact of non-recurring capital expenditures associated with the build-out of our corporate office facilities in San Francisco, California, net of tenant allowances, and legal settlements. Adjusted free cash flow margin is calculated as adjusted free cash flow as a percentage of total revenue. We believe that adjusted free cash flow and adjusted free cash flow margin, even if negative, are useful in evaluating liquidity and provide information to management and investors about our ability to fund future operating needs and strategic initiatives by excluding the impact of non-recurring events.
Webcast Information and Shareholder Letter
An investor presentation and accompanying shareholder letter is accessible from the Samsara investor relations website at https://investors.samsara.com/. Samsara will host a live webcast to discuss the results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today. The live webcast may be accessed at https://investors.samsara.com/. Following the webcast, a replay will be accessible from the same website.
Investor Contact:
Mike Chang
ir@samsara.com
Media Contact:
Stephanie Burke
media@samsara.com

SAMSARA INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	August 2, 2025	February 1, 2025
Assets
Current assets:
Cash and cash equivalents	$258,472	$227,576
Short-term investments	443,327	467,222
Accounts receivable, net	246,084	234,016
Inventories	47,576	38,911
Connected device costs, current	126,719	119,323
Prepaid expenses and other current assets	63,772	58,106
Total current assets	1,185,950	1,145,154
Restricted cash	23,037	18,218
Long-term investments	386,266	282,652
Property and equipment, net	70,438	58,151
Operating lease right-of-use assets	63,970	64,864
Connected device costs, non-current	247,864	242,928
Deferred commissions	226,215	209,341
Other assets	3,359	2,994
Total assets	$2,207,099	$2,024,302
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$30,121	$64,017
Accrued expenses and other current liabilities	86,172	74,976
Accrued compensation and benefits	51,170	43,443
Deferred revenue, current	611,314	563,254
Operating lease liabilities, current	12,809	15,656
Total current liabilities	791,586	761,346
Deferred revenue, non-current	129,198	122,516
Operating lease liabilities, non-current	64,369	64,622
Other liabilities	7,173	6,622
Total liabilities	992,326	955,106
Stockholders’ equity:
Preferred stock	—	—
Class A common stock	12	12
Class B common stock	23	23
Class C common stock	—	—
Additional paid-in capital	2,861,440	2,680,012
Accumulated other comprehensive income (loss)	2,224	(846)
Accumulated deficit	(1,648,926)	(1,610,005)
Total stockholders’ equity	1,214,773	1,069,196
Total liabilities and stockholders’ equity	$2,207,099	$2,024,302

SAMSARA INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	August 2, 2025	August 3, 2024	August 2, 2025	August 3, 2024
Revenue	$391,480	$300,202	$758,364	$580,928
Cost of revenue	90,501	73,365	173,670	141,990
Gross profit	300,979	226,837	584,694	438,938
Operating expenses:
Research and development	85,612	76,476	168,854	149,449
Sales and marketing	174,083	151,493	339,483	298,930
General and administrative	67,903	57,062	136,231	114,750
Total operating expenses	327,598	285,031	644,568	563,129
Loss from operations	(26,619)	(58,194)	(59,874)	(124,191)
Interest income and other income, net	11,426	9,626	24,149	19,710
Loss before provision for income taxes	(15,193)	(48,568)	(35,725)	(104,481)
Provision for income taxes	1,607	1,042	3,196	1,418
Net loss	$(16,800)	$(49,610)	$(38,921)	$(105,899)
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax	733	(1,510)	1,693	(1,410)
Unrealized gains on investments, net of tax	818	3,086	1,377	1,399
Total other comprehensive income (loss)	1,551	1,576	3,070	(11)
Comprehensive loss	$(15,249)	$(48,034)	$(35,851)	$(105,910)
Basic and diluted net loss per share:
Net loss per share, basic and diluted	$(0.03)	$(0.09)	$(0.07)	$(0.19)
Weighted-average shares used in computing net loss per share, basic and diluted	571,738,084	553,917,926	569,739,406	551,285,115

SAMSARA INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	August 2, 2025	August 3, 2024	August 2, 2025	August 3, 2024
Operating activities
Net loss	$(16,800)	$(49,610)	$(38,921)	$(105,899)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,399	4,633	10,541	9,088
Stock-based compensation expense	81,135	71,604	158,214	136,260
Net accretion of discounts on investments	(2,406)	(4,296)	(4,988)	(8,289)
Other	(695)	382	(1,043)	1,712
Changes in operating assets and liabilities:
Accounts receivable, net	(30,002)	(36,022)	(14,100)	(20,160)
Inventories	(15,057)	(10,134)	(13,943)	(18,406)
Prepaid expenses and other current assets	(6,693)	9,025	(5,653)	12,957
Connected device costs	(4,683)	(4,828)	(10,643)	(10,887)
Deferred commissions	(9,820)	(5,765)	(16,255)	(10,882)
Other assets	194	619	181	934
Accounts payable and other liabilities	16,004	7,687	(15,232)	(1,977)
Deferred revenue	33,290	34,705	53,900	57,236
Operating lease right-of-use assets and liabilities, net	295	117	715	100
Net cash provided by operating activities	50,161	18,117	102,773	41,787
Investing activities
Purchases of property and equipment	(5,969)	(4,992)	(12,889)	(10,054)
Purchases of investments	(248,805)	(187,744)	(421,946)	(330,057)
Proceeds from sales of investments	—	1,247	—	1,247
Proceeds from maturities and redemptions of investments	186,618	155,300	348,590	305,726
Other investing activities	—	(100)	(200)	(100)
Net cash used in investing activities	(68,156)	(36,289)	(86,445)	(33,238)
Financing activities
Proceeds from issuance of common stock in connection with equity compensation plans	18,715	16,115	18,737	16,923
Payment of principal on finance leases	(316)	(448)	(694)	(944)
Net cash provided by financing activities	18,399	15,667	18,043	15,979
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	219	(460)	1,344	(563)
Net increase (decrease) in cash, cash equivalents, and restricted cash	623	(2,965)	35,715	23,965
Cash, cash equivalents, and restricted cash, beginning of period	280,886	181,668	245,794	154,738
Cash, cash equivalents, and restricted cash, end of period	$281,509	$178,703	$281,509	$178,703

SAMSARA INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	August 2, 2025	August 3, 2024	August 2, 2025	August 3, 2024
Total revenue and revenue growth reconciliation
GAAP revenue	$391,480	$300,202	$758,364	$580,928
Add:
Constant currency adjustment	316	—	3,882	—
Revenue adjusted for constant currency (1)	$391,796	$300,202	$762,246	$580,928
GAAP revenue growth	30%	37%	31%	37%
Revenue growth in constant currency (1)	31%	37%	31%	37%

Gross profit and gross margin reconciliation
GAAP gross profit	$300,979	$226,837	$584,694	$438,938
Add:
Stock-based compensation expense-related charges (2)	4,713	3,939	9,074	7,705
Non-GAAP gross profit	$305,692	$230,776	$593,768	$446,643
GAAP gross margin	77%	76%	77%	76%
Non-GAAP gross margin	78%	77%	78%	77%

Operating income (loss) and operating margin reconciliation
GAAP loss from operations	$(26,619)	$(58,194)	$(59,874)	$(124,191)
Add:
Stock-based compensation expense-related charges (2)	86,317	75,746	170,643	147,902
Non-GAAP operating income	$59,698	$17,552	$110,769	$23,711
GAAP operating margin	(7%)	(19%)	(8%)	(21%)
Non-GAAP operating margin	15%	6%	15%	4%

Net income (loss) reconciliation
GAAP net loss	$(16,800)	$(49,610)	$(38,921)	$(105,899)
Add:
Stock-based compensation expense-related charges	86,317	75,746	170,643	147,902
Non-GAAP net income (3)	$69,517	$26,136	$131,722	$42,003

SAMSARA INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	August 2, 2025	August 3, 2024	August 2, 2025	August 3, 2024
Net income (loss) per share, basic and diluted, reconciliation
GAAP net loss per share, basic	$(0.03)	$(0.09)	$(0.07)	$(0.19)
Total impact on net loss per share, basic, from non-GAAP adjustments	0.15	0.14	0.30	0.27
Non-GAAP net income per share, basic	$0.12	$0.05	$0.23	$0.08

GAAP net loss per share, diluted	$(0.03)	$(0.09)	$(0.07)	$(0.19)
Total impact on net loss per share, diluted, from non-GAAP adjustments	0.15	0.14	0.30	0.26
Non-GAAP net income per share, diluted (4)	$0.12	$0.05	$0.23	$0.07

Weighted-average shares used in computing GAAP net loss per share, basic and diluted	571,738,084	553,917,926	569,739,406	551,285,115
Weighted-average shares used in computing non-GAAP net income per share, basic	571,738,084	553,917,926	569,739,406	551,285,115
Weighted-average shares used in computing non-GAAP net income per share, diluted (4)	585,391,189	575,967,894	584,098,286	574,561,208

SAMSARA INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	August 2, 2025	August 3, 2024	August 2, 2025	August 3, 2024
Free cash flow, adjusted free cash flow, free cash flow margin, and adjusted free cash flow margin reconciliation
Net cash provided by operating activities	$50,161	$18,117	$102,773	$41,787
Purchases of property and equipment	(5,969)	(4,992)	(12,889)	(10,054)
Free cash flow	44,192	13,125	89,884	31,733
Adjusted free cash flow	$44,192	$13,125	$89,884	$31,733
Net cash provided by operating activities margin	13%	6%	14%	7%
Free cash flow margin	11%	4%	12%	5%
Adjusted free cash flow margin	11%	4%	12%	5%
__________
(1)To facilitate comparability across periods, revenue and revenue growth are adjusted for constant currency by excluding the effect of foreign currency rate fluctuations.
(2)Stock-based compensation expense-related charges were included in the following line items of our condensed consolidated statements of operations and comprehensive loss as follows:

	Three Months Ended		Six Months Ended
	August 2, 2025	August 3, 2024	August 2, 2025	August 3, 2024
Cost of revenue	$4,713	$3,939	$9,074	$7,705
Research and development	31,346	27,238	60,902	53,502
Sales and marketing	25,345	22,720	50,925	43,402
General and administrative	24,913	21,849	49,742	43,293
Total stock-based compensation expense-related charges (5)	$86,317	$75,746	$170,643	$147,902
(3)There were no material income tax effects on our non-GAAP adjustments for all periods presented.
(4)For each period in which we had non-GAAP net income, diluted non-GAAP net income per share is calculated using weighted-average number of shares of common stock outstanding during the period, adjusted for dilutive potential shares that were assumed outstanding during the period.
(5)Stock-based compensation expense-related charges included amortization of capitalized stock-based compensation expense of approximately $0.8 million and $1.6 million for the three and six months ended August 2, 2025, respectively, and approximately $0.5 million and $1.0 million for the three and six months ended August 3, 2024, respectively, which was initially capitalized as capitalized software. Stock-based compensation expense-related charges also included approximately $4.4 million and $10.9 million of employer taxes on employee equity transactions for the three and six months ended August 2, 2025, respectively, and approximately $3.6 million and $10.7 million of employer taxes on employee equity transactions for the three and six months ended August 3, 2024, respectively.